Exhibit 10.44

NONCOMPETITIION AGREEMENT

This Noncompetition Agreement (“Agreement”), dated as of 02/08/06, is made and entered into by and between Carolyn Parent (the “Employee”) and Deltek Systems, Inc., a Virginia corporation (the “Company”).

WHEREAS, the Company desires to employ the Employee, and the Employee desires to be employed by the Company; and

WHEREAS, in connection with the Employee’s employment with the Company, the Employee shall receive, have access to, and contribute to various confidential information and materials, which constitute valuable proprietary information of the Company;

NOW, THEREFORE, in consideration of the premises and covenants hereinafter set forth, the continued employment by the Company of the Employee, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Employee, the parties hereto agree as follows.

Section 1. Employee Covenants. The Employee agrees that (i) the Employee shall not at any time disclose or furnish to any other Person or use for his or her own or any other Person’s account any Confidential or Proprietary Information (other than in the course of his or her employment with the Company) except for Permitted Disclosures, (ii) the Employee shall not, at any time during his or her employment with the Company and thereafter during the Restriction Period, directly or indirectly solicit for employment, including recommending to any subsequent employer the solicitation for employment of, any employee of the Company or any of its affiliates and (iii) the Employee shall not, at any time during his or her employment with the Company and thereafter during the Restriction Period, engage in any Competitive Activity.

For purposes of this Agreement:

“Company’s Market Area” shall mean (x) the United States (including each state and the District of Columbia), and (y) each country or territory other than the United States which accounted for at least two and one-half percent (2-1/2%) of software license revenue by the Company and its subsidiaries during the twelve (12) months immediately prior to the date of the Employee’s termination of employment as reported on the Company’s financial statements.

“Company Product” shall mean any project-based business management and/or sales management software and/or other product that, as of the date of the Employee’s termination of employment, the Company or any of its affiliates is developing, implementing, marketing and/or selling.

“Competing Business” shall mean the business of (i) developing, implementing, marketing and/or selling any Company Products or Competing Products or (ii) developing, providing, performing, marketing or selling any Competing Services.

“Competing Product” shall mean any product that competes with any Company Product.

“Competing Service” shall mean implementation, consulting, support, maintenance, development and/or training services relating to or in connection with the use of any Company Products or Competing Products.

“Competitive Activity” shall mean, directly or indirectly, (i) owning, managing, operating, joining, controlling, being employed by, or participating in the ownership, management, operation or control of, or being connected in any manner with, including, without limitation, holding any position as a shareholder, director, officer, consultant, independent contractor, employee or partner of, spokesman for, or investor in, any Competitor, or (ii) acting as a Competitor in an individual capacity; provided, that in no event (i) shall ownership by the Employee of five percent (5%) or less of the outstanding securities of any class of any issuer whose securities are registered under the Securities Exchange Act of 1934, as amended, standing alone, be considered Competitive Activity, so long as the Employee does not have, or exercise any rights to manage or operate the business of such issuer other than rights as a shareholder thereof, (ii) shall being employed by a Competitor, standing alone, be considered competitive Activity, so long as (A) the Competitor has more than one discrete and readily distinguishable part of its business, (B) the Employee’s duties are not at or involving the part of the Competitor’s business that constitutes a Competing Business, including, without limitation, serving in a capacity where any Person involved in the part of the Competitor’s business that constitutes a Competing Business reports to the Employee and (C) the Employee notifies the Company of such employment prior to commencement of his or her employment with such Competitor, or (iii) shall being employed by a licensee of any Company Product and providing Competing Services to such licensee, standing alone, be considered Competitive Activity.

“Competitor” shall mean any Person that is engaged in (or intends or proposes to engage in, or has been organized for the purpose of engaging in) a Competing Business in the Company’s Market Area.

“Confidential or Proprietary Information” shall mean any non-public information about the Company or any of its affiliates which was acquired by the Employee during his or her employment with the Company or any of its affiliates and which has or is reasonably likely to have competitive value to the Company or any of its affiliates or to a Competitor, but excluding information that is or becomes generally available to the public other than as a result of a breach of this Agreement by the Employee.

“Permitted Disclosure” shall mean the disclosure of Confidential or Proprietary Information (i) made with the prior written consent of the Company or (ii) required to be disclosed by law or legal process.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Restriction Period” shall mean the period commencing on the date of the Employee’s termination of employment and ending on the twelve (12) month anniversary of such termination.

Section 2. Remedies. The Employee agrees that any material breach of the terms of this Agreement would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Employee therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Employee and/or any and all Persons acting for and/or with the Employee, without having to prove damages, in addition to any other remedies to which the Company may be entitled at law or in equity. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including, without limitation, the recovery of damages from the Employee. The Employee and the Company further agree that the provisions of the covenants contained in this Agreement are reasonable and necessary to protect the businesses of the Company and its affiliates because of the Employee’s access to Confidential Information and his or her material participation in the operation of such businesses.

Section 3. Miscellaneous.

3.1. Amendments and Waivers. This Agreement and any of the provisions hereof may be amended, waived (either generally or in a particular instance and either retroactively or prospectively), modified or supplemented, in whole or in part, only by written agreement signed by the parties hereto; provided, that, the observance of any provision of this Agreement may be waived in writing by the party that will lose the benefit of such provision as a result of such waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach, except as otherwise explicitly provided for in such waiver. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

3.2. Assignment; No Third-Party Beneficiaries. This Agreement, and the Employee’s rights and obligations hereunder, may not be assigned by the Employee, and any purported assignment by the Employee in violation hereof shall be null and void. Nothing in this Agreement shall confer upon any Person not a party to this Agreement, or the legal representatives of such Person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

3.3. Notices. Unless otherwise provided herein, all notices, requests, demands, claims and other communications provided for under the terms of this Agreement shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be sent by (i) personal delivery (including receipted courier service) or overnight delivery service, (ii) facsimile during normal business hours, with confirmation of receipt, to any facsimile number the Employee provides to the Company for purposes of receipt of notice, (iii) reputable commercial overnight delivery service courier or (iv) registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

(a)	If to the Employee, to the most recent home address that the Company maintains in its records for the Employee; and

(b)	If to the Company, to:

Deltek Systems, Inc.

13880 Dulles Corner Lane

Hemdon, VA 20171

Attention: Secretary

Facsimile: (703) 734-1146

All such notices, requests, consents and other communications shall be deemed to have been given when received. Any party may change its facsimile number or its address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner then set forth.

3.4. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the Commonwealth of Virginia, without giving effect to the conflicts of law principles thereof.

3.5. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but the invalidity or unenforceability of any provision or portion of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision or portion of any provision, in any other jurisdiction. In addition, should a court or arbitrator determine that any provision or portion of any provision of this Agreement is not reasonable or valid, either in period of time, geographical area, or otherwise, the parties hereto agree that such provision should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable or valid.

3.6. Entire Agreement. This Agreement shall constitute the entire agreement between the parties, and supersede all prior representations, agreements and understandings (including any prior course of dealings), both written and oral, between the parties with respect to the subject matter hereof. The terms of this Agreement shall prevail and govern in the event of any conflict in terms between this Agreement and any Company agreement or Company policy applicable to the Employee.

3.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

3.8. No Right to Continued Employment. This Agreement shall not confer upon the Employee any right with respect to continuance of employment by the Company or any Affiliate thereof, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the Employee’s employment at any time.

3.9. Binding Effect. This Agreement shall inure to the benefit of, and be binding on, the successors and assigns of each of the parties, including, without limitation, the Employee’s heirs and the personal representatives of the Employee’s estate and any successor to all or substantially all of the business and/or assets of the Company.

3.10. General Interpretive Principles. The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any of the provisions hereof. Words of inclusion shall not be construed as terms of limitation herein, so that references to “include”, “includes” and “including” shall not be limiting and shall be regarded as references to non-exclusive and non-characterizing illustrations.

IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto, all as of the date first above written.

DELTEK SYSTEMS, INC.

/s/ Carolyn J. Parent	/s/ Mary Burden
Employee	By:	Mary Burden
	Title:	VP Human Resources